UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2011

KENNEDY-WILSON HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33824	26-0508760
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9701 Wilshire Blvd., Suite 700, Beverly Hills, California	90212
(Address of Principal Executive Offices)	(Zip Code)

(310) 887-6400

(Registrant’s telephone number, including area code)

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 1, 2011, Kennedy-Wilson Holdings, Inc. (the “Company”) issued a press release announcing the Company’s acquisition of Bank of Ireland Real Estate Investment Management (BOI REIM), a business which manages €1.6bn (USD $2.3 billion) of commercial real estate on behalf of Bank of Ireland clients. Completion of the transaction is subject to standard closing conditions.

The acquisition, to be carried out in conjunction with BOI REIM’s senior management, will see the establishment of a new entity, Kennedy Wilson Europe. Kennedy Wilson Europe will operate from Dublin and London and serve as the base for the Company to develop its European business.

The acquisition of BOI REIM will be the Company’s first purchase of an Irish and European business and will add €1.6 billion (USD $2.3 billion) of real estate assets under management, primarily in Western Europe, to the Company’s USD $7.4 billion of investment assets throughout the United States and Japan.

A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press Release, dated June 1, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNEDY-WILSON HOLDINGS, INC.

Dated: June 1, 2011	By:	/S/ FREEMAN A. LYLE
	Name:	Freeman A. Lyle
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated June 1, 2011